EXHIBIT 10.6

CASH FLOW AGREEMENT

This CASH FLOW AGREEMENT (this “Agreement”), dated effective as of January 10, 2018, is made and entered into by MT. MELROSE, LLC, a Kentucky limited liability company (hereinafter referred to as “Assignor”), and MT MELROSE, LLC, d.b.a. MT MELROSE II, LLC, a Delaware limited liability company and subsidiary of Sitestar Corporation (“Sitestar”) and being the designee of Sitestar (hereinafter referred to as “Assignee”), in connection with the parties’ consummation of certain of the transactions contemplated under that certain Master Real Estate Asset Purchase Agreement dated December 10, 2017 by and between Assignor and Sitestar (the “APA”).

WHEREAS, pursuant to the APA, the parties have agreed, among other things, that Assignor will sell, assign and convey to Assignee, and Assignee will purchase from Assignor and assume certain Assumed Liabilities relating to, the Real Properties, together with Assignor’s right, title and interest in and to the Leases for the Real Properties and Assignor’s obligations under the Assumed Debt secured by the Real Properties, all at and subject to a series of Closings, all as set forth in the APA; and

WHEREAS, with respect to each of the Real Properties, Assignor and Assignee now desire that, until such time as the parties consummate the relevant Closing as to such Real Property, Assignor shall assign to Assignee all of the income and rents arising from or issuing out of such Real Property, and Assignee shall assume from Assignor responsibility for payment of certain of the ordinary expenses attributable to such Real Property, all in accordance with and subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions.  All terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the APA.

2.Assignment of Rents and Other Income of the Real Properties.

(a)As to each and every of the Real Properties, Assignor hereby absolutely and unconditionally assigns, sets over and transfers to Assignee, and Assignee hereby accepts, all of the now owned or existing or hereafter acquired or arising income, rents, receivables, revenues, royalties, issues, security and similar deposits, profits, earnings, proceeds or other sums now or hereafter due or to which Assignor may now be or hereafter become entitled, directly or indirectly, arising from or issuing out of such Real Property or any part thereof or the Lease for such Real Property (collectively, the “Rents and Other Income”), together with the right, power and authority to collect the same, in each case to the extent accruing or arising as of and from and after the date the transaction set forth in the APA closes (the “Assignment Date”).

(b)The parties hereby acknowledge and agree that Assignee shall have the right, without any obligation, and without taking possession of any Real Property in its own name, to demand, sue for or otherwise collect and receive all Rents and Other Income of the Real Properties.

(c)Assignor, as the lessor under each of the Leases, hereby authorizes and directs, and covenants that, upon Assignee’s request, it shall cause, the lessee/tenant named in each such Lease or any other or future lessee/tenant or occupant of any of the Real Properties to pay over to Assignee directly all Rents and Other Income arising or accruing under such Lease(s) or from the Real Propert(y)(ies) and to continue so to do until otherwise notified by Assignee.

(d)Assignor hereby agrees and covenants that it shall promptly remit to Assignee any Rents and Other Income collected or received by Assignor from and after the Assignment Date.

3.Assumption of Certain Expenses of the Real Properties.

(a)As to each and every of the Real Properties, Assignee hereby assumes and agrees and covenants with Assignor that, from and after the Assignment Date, Assignee shall be responsible for paying or reimbursing the following expenses and obligations, if any, of Assignor attributable to such Real Property, in each case to the extent arising as of and from and after the Assignment Date and in the ordinary course of Assignor’s business:

(i)Assignor’s monthly payment of interest and/or principal under the Assumed Debt secured by the such Real Property;

(ii)Assignor’s real property taxes, if any, with respect to such Real Property due and attributable to the period(s) from and after the Assignment Date;

(iii)Assignor’s reasonable expense to maintain adequate policies of insurance; and

(iv)Assignor’s ordinary expenses of operating such Real Property, actually incurred, to the extent attributable to repairs incurred during the normal course of business, recurring maintenance services and/or water, electricity, sewer, gas, telephone or other similar utility charges (collectively, the “Assumed Expenses”).

(b) Notwithstanding anything herein to the contrary, the Assumed Expenses hereunder shall not include, and Assignee shall not assume any liability whatsoever in respect of, any of the Excluded Liabilities, excepting real property taxes, if any, with respect to the Real Properties due and attributable to the period(s) from and after the Assignment Date.

(c)Assignor acknowledges and agrees that it shall be responsible for providing Assignee with reasonable advance verbal notice of any and all Assumed Expenses, and Assignee shall not have any liability hereunder for any Assumed Expenses for which Assignor failed to provide Assignee reasonable advance notice.  As soon as reasonably practicable following the parties’ execution hereof, the parties shall cooperate in good faith to determine in advance which, if any, of the Assumed Expenses Assignee should pay directly on behalf of Assignor, and which, if any, of the Assumed Expenses Assignee should pay via reimbursement of Assignor’s direct payment of same.

4.Other Understandings of the Parties.

(a)Risk of Loss.  Notwithstanding anything herein to the contrary, the risk of loss and Casualty Damage with respect to all or any portion of the Real Properties shall be borne by Assignor up to and including the actual time of the relevant Closing respecting such Real Propert(y)(ies) and Assignee’s payment of the applicable portion of the Purchase Price to Assignor under the APA.  Assignor shall be responsible for maintaining dequate policies of insurance covering the Real Properties.

(b)Limitations of Liability.

(i)Assignee shall not be liable for any loss sustained by Assignor resulting from any act or omission of Assignee or from operating any of the Real Properties to the extent contemplated hereunder unless and only to the extent that such loss is caused by the willful misconduct or gross negligence of Assignee.

(ii)Assignee shall not be obligated to perform or discharge, nor does Assignee hereby undertake to perform or discharge, any obligation, duty or liability under any Lease, and Assignor shall and does hereby agree to indemnify Assignee for, and to hold Assignee harmless from, any and all liability, loss or damage which may or might be incurred under any Lease or under or by any reason of this Agreement, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease.

(iii)This Agreement shall not operate to place responsibility for the control, care, management or repair of any of the Real Properties or any portion thereof upon Assignee, nor for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make Assignee responsible or liable for any waste committed on any of the Real Properties by any parties, or for any dangerous or defective condition of any of the Real Properties or any portion thereof or for any negligence of Assignor or its agents in the management, upkeep, repair or control of any of the Real Properties or any portion thereof resulting in loss or injury or death to any lessee, licensee, employee or stranger.

(c)Termination.  Upon a Closing under the APA, the terms of this Agreement shall become and be void and of no further effect solely as to the Real Propert(y)(ies) conveyed at such Closing.  Notwithstanding the foregoing, except as otherwise agreed between the parties in writing, this Agreement shall terminate automatically upon the parties’ consummation of the last Closing under the APA or upon any earlier termination of the APA in accordance with its terms.

5.Subject to APA.  The terms of the APA are hereby incorporated herein by this reference.  In the event of any conflict or inconsistency as between the terms of this Agreement and the terms of the APA, the terms of the APA shall control to the extent of such conflict or inconsistency.  This Agreement is not intended by the parties to be, and nothing herein contained shall be construed as, an amendment or modification of the APA.

6.Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party hereby agrees, at the request of the other party, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby and as are not inconsistent with the terms hereof.

7.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws principles thereof.

8.Partial Invalidity.  The provisions hereof shall be deemed independent and severable, and the invalidity or enforceability of any one provision shall not affect the validity or enforceability of any other provision hereof.

9.Counterparts.  This Agreement may be executed in one or more identical counterparts, all of which, when taken together, shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Cash Flow Agreement effective as of the date first above written.

ASSIGNOR:	MT. MELROSE, LLC,
a Kentucky limited liability company

	By:	/s/ Jeffrey I. Moore_______________
	Name:	Jeffrey I. Moore
	Title:	Managing Member

ASSIGNEE:	MT MELROSE, LLC, d.b.a. MT MELROSE II, LLC
a Delaware limited liability company

	By:	Sitestar Corporation, its sole and managing member

By:	/s/ Steven L. Kiel________________
Name:	Steven L. Kiel
Title:	Chief Executive Officer

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